                                         Years ended January 31
                                         1995      1994      1993
Actual weighted average number of
shares outstanding during the period     63,094    64,670    62,999

Common Stock Equivalents:

Dilutive effect of stock options
using the "Treasury Stock Method"        2,094     2,611     3,309

1,715,742 shares Convertible
Preerred Stock Issued August 22,
1994                                     3,831     0         0

Weighted Average Shares                  69,009    67,281    66,306